Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the Third Quarter of Fiscal Year 2025

•Record quarterly revenue of $230.6 million, up 20% QoQ and 104% YoY
•Strong Q3 revenue growth driven by new AI platform ramps featuring multiple product families
•Scorpio fabric switch design wins expand to several platforms at multiple hyperscaler customers

SAN JOSE, CA, U.S. – November 4, 2025 – Astera Labs, Inc. (Nasdaq: ALAB), a leader in semiconductor-based connectivity solutions for rack-scale AI infrastructure, today announced preliminary financial results for the third quarter of fiscal year 2025, ended September 30, 2025.

“Astera Labs delivered strong financial results in Q3 with revenue growing by 20% sequentially to a new record level of $230.6 million,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “During the quarter, we saw robust demand and upside across our signal conditioning, smart cable module (SCM), and switch fabric portfolios as new AI platforms ramped up production. Looking into Q4, we anticipate continued PCIe 6 momentum alongside robust growth from our Taurus Ethernet SCMs. We remain focused on our rack-scale vision, which is further strengthened by the proposed acquisition of aiXscale Photonics, which we believe will support our customers' technology roadmaps and increase our market reach beyond copper interconnects.”

Third Quarter 2025 Financial Highlights

GAAP Financial Results:
•Revenue of $230.6 million, up 20% sequentially and up 104% year-over-year
•GAAP gross margin of 76.2%
•GAAP operating income of $55.4 million
•GAAP operating margin of 24.0%
•GAAP net income of $91.1 million
•GAAP diluted earnings per share of $0.50

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 76.4%
•Non-GAAP operating income of $96.1 million
•Non-GAAP operating margin of 41.7%
•Non-GAAP net income of $88.2 million
•Non-GAAP diluted earnings per share of $0.49

Q3 2025 and Recent Business Highlights

•Entered into a definitive agreement to acquire aiXscale Photonics GmbH, a provider of fiber-chip coupling technologies. The evolution to AI Infrastructure 2.0 demands scale-up connectivity solutions that meet aggressive speed, power, reach, and reliability requirements while facilitating high-volume, rack-scale integration. Optical connectivity will be critical to supporting the massive bandwidth needs of scale-up systems with hundreds of accelerators. The acquisition will help enable Astera Labs to develop photonic scale-up solutions by combining aiXscale’s fiber-chip coupling capabilities with Astera Labs’ connectivity and signal processing expertise.
•Showcased our AI rack-scale vision with a full portfolio of purpose-built connectivity solutions at the 2025 Open Compute Project (OCP) Global Summit built across a multitude of open standards including PCIe, UALink, Ethernet, CXL, and OpenBMC. Live demos highlighted state-of-the-art silicon, hardware, and software solutions enabling an open and collaborative ecosystem for optimizing rack-scale performance and flexibility. Our experts also delivered six technical sessions on topics including UALink deployment strategies and PCIe security.
•Announced new comprehensive collaborations spanning GPU, CPU, cables, connectors, ODMs, IP design and verification, and software management providers to accelerate AI Infrastructure 2.0 deployment through open standards. Collaborations with AMD, Amphenol, Arm, ASPEED, Cadence Design Systems, Eoptolink, Ingrasys, Insyde Software, Molex, Quanta Computer, Synopsys, TE Connectivity, Wistron, and Wiwynn are driving rack-scale innovation with an open ecosystem.
•Joined Arm Total Design to accelerate and simplify custom SoC development based on Arm Neoverse Compute Subsystems (CSS). As a key design services partner, Astera Labs will provide multi-protocol chiplet solutions via its proven Intelligent Connectivity Platform. The collaboration enables customers to build platform specific AI infrastructure with validated, interoperable connectivity solutions.

Fourth Quarter of Fiscal 2025 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $245 million to $253 million
•GAAP gross margin of approximately 75%
•GAAP operating expenses within a range of approximately $129 million to $134 million
•GAAP tax rate of approximately 45%
•GAAP diluted earnings per share of approximately $0.20 weighted-average diluted shares outstanding of approximately 183 million

Non-GAAP Financial Outlook (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of approximately 75%
•Non-GAAP operating expenses within a range of approximately $85 million to $90 million
•Non-GAAP tax rate of approximately 15%
•Non-GAAP diluted earnings per share of approximately $0.51 on non-GAAP weighted-average diluted shares outstanding of approximately 183 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the third quarter of fiscal 2025 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro forma weighted-average shares to compute non-GAAP pro forma net income per share
We present non-GAAP pro forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words “accelerating,” “advance,” “aims,” “anticipate,” “beginning,” “believe," “confidence,” “committed,” “continue,” “deliver,” “designed,” “enable,” “estimate," “expand,” “expect," “forecasting,” “forthcoming,” “goal,” “guidance,” “intend," “look,” “may,” “momentum,” “strategies,” “on track,” “opportunities,” “positioning,” “progress,” “proliferate,” “proposed,” “prospects,” “provide,” “represents,” “roadmaps,” “should,” “upside,” “vision,” “will,” and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs as of November 4, 2025, and are subject to various assumptions, beliefs, risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include, but are not limited to, statements regarding our future business, operating results, cash flow, financial position and guidance (and any underlying drivers), including for the fourth quarter of fiscal 2025; our business strategy, plans and market opportunities, our growth profile and our ability to further build upon our revenue base, expand our product offerings, increase our market opportunity, remain at the forefront of an AI infrastructure transformation, and scale our connectivity platform; our objectives for future operations; our production, development, shipping and delivery of, activity, applications and demand for, availability of, as well as absolute and relative revenue and growth (including the drivers) from, existing, new, growing or enhanced products, including continued expansion of PCIe 6 connectivity deployments into custom ASIC accelerator-based systems, growth of Ethernet SCMs across multiple 400G applications and continued wins for our Scorpio product family with hyperscaler customers and the performance and results of those products for our customers; the timing, impact and proliferation of different connectivity standards and demands; the plans and potential success of our announced and ongoing collaborations, partnerships and strategic relationships, including our Arm Total Design collaboration and the set of comprehensive collaborations spanning GPU, CPU, cables & connectors, ODM, software management, and IP/design & verification providers announced at the 2025 OCP; our competitive positioning and the impacts thereof; our R&D and strategic IP plans; our timing and ability to complete the acquisition of aiXscale Photonics and develop photonic scale-up solutions, and the anticipated effects and benefits associated with the acquisition; the size of our team; and maximize and future industry and macroeconomic conditions, events and trends such as in cloud and AI infrastructure as well as our preparedness and solutions for them. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic and/or geopolitical environment, including economic uncertainty and volatility in the capital markets; risks that demand for our products and the supply chain may be adversely affected, including by the imposition of tariffs by the United States or any other jurisdiction and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not unduly rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Astera Labs (NASDAQ: ALAB) provides rack-scale AI infrastructure through purpose-built connectivity solutions grounded in open standards. By collaborating with hyperscalers and ecosystem partners, Astera Labs enables organizations to unlock the full potential of modern AI. Astera Labs' Intelligent Connectivity Platform integrates CXL®, Ethernet, PCIe®, and UALink™ semiconductor-based technologies with the company's COSMOS software suite to unify diverse components into cohesive, flexible systems that deliver end-to-end scale-up, and scale-out connectivity. Discover more at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$140,407	$79,551
Marketable securities	994,021	834,750
Accounts receivable, net	42,898	38,811
Inventory	51,663	43,215
Prepaid expenses and other current assets	61,170	16,652
Total current assets	1,290,159	1,012,979
Property and equipment, net	72,482	35,651
Other assets	38,541	5,878
Total assets	$1,401,182	$1,054,508

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,811	$26,918
Accrued expenses and other current liabilities	75,147	59,624
Total current liabilities	100,958	86,542
Other liabilities	28,493	3,167
Total liabilities	129,451	89,709

Stockholders’ equity
Common stock	17	16
Additional paid-in capital	1,302,261	1,173,153
Accumulated other comprehensive income	4,097	426
Accumulated deficit	(34,644)	(208,796)
Total stockholders’ equity	1,271,731	964,799
Total liabilities and stockholders’ equity	$1,401,182	$1,054,508

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$230,575	$191,925	$113,086	$581,942	$255,194
Cost of revenue	54,763	46,362	25,209	141,156	56,943
Gross profit	175,812	145,563	87,877	440,786	198,251

Operating expenses
Research and development	78,928	66,724	50,659	210,206	144,306
Sales and marketing	19,359	18,609	23,248	59,670	100,834
General and administrative	22,119	20,456	22,866	64,445	69,321
Total operating expenses	120,406	105,789	96,773	334,321	314,461
Operating income (loss)	55,406	39,774	(8,896)	106,465	(116,210)
Interest income	11,456	10,885	10,912	32,773	23,730
Income (loss) before income taxes	66,862	50,659	2,016	139,238	(92,480)
Income tax (benefit) provision	(24,252)	(560)	9,609	(34,914)	15,654
Net income (loss)	$91,114	$51,219	$(7,593)	$174,152	$(108,134)

Net income (loss) per share attributable to common stockholders:
Basic	$0.54	$0.31	$(0.05)	$1.05	$(0.89)
Diluted	$0.50	$0.29	$(0.05)	$0.97	$(0.89)
Weighted-average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	167,436	165,428	156,831	165,365	121,649
Diluted	180,631	178,100	156,831	178,961	121,649

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$174,152	$(108,134)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	118,659	186,370
Depreciation and amortization	3,983	2,180
Non-cash operating lease expense	2,290	1,687
Warrants contra revenue	4,016	946
Accretion of discounts on marketable securities	(6,278)	(4,931)
Other, net	231	1,014
Changes in operating assets and liabilities:
Accounts receivable, net	(4,089)	(17,054)
Inventory	(7,106)	(1,271)
Prepaid expenses and other assets	(56,760)	(4,998)
Accounts payable	(1,088)	11,723
Accrued expenses and other liabilities	(624)	31,094
Operating lease liability	(3,345)	(1,653)
Net cash provided by operating activities	224,041	96,973

Cash flows from investing activities
Purchases of property and equipment	(18,855)	(18,797)
Purchases of marketable securities	(664,432)	(724,921)
Sales and maturities of marketable securities	515,109	77,577
Other investing activities	(500)	—
Net cash used in investing activities	(168,678)	(666,141)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	—	672,198
Payment of deferred offering costs	—	(4,801)
Tax withholding related to net share settlements of restricted stock units	—	(20,111)
Proceeds from exercises of stock options, net of repurchases	1,730	2,901
Proceeds from employee stock purchase plan	4,345	—
Net cash provided by financing activities	6,075	650,187
Net increase in cash, cash equivalents, and restricted cash	61,438	81,019
Cash, cash equivalents, and restricted cash
Beginning of the period	80,044	45,098
End of the period	$141,482	$126,117

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP gross profit	$175,812	$145,563	$87,877	$440,786	$198,251
Stock-based compensation expense upon IPO (1)	—	—	—	—	516
Stock-based compensation expense	379	353	102	694	198
Non-GAAP gross profit	$176,191	$145,916	$87,979	$441,480	$198,965

GAAP gross margin	76.2%	75.8%	77.7%	75.7%	77.7%
Stock-based compensation expense upon IPO (1)	—	—	—	—	0.2
Stock-based compensation expense	0.2	0.2	0.1	0.1	0.1
Non-GAAP gross margin (2)	76.4%	76.0%	77.8%	75.9%	78.0%

GAAP operating income (loss)	$55,406	$39,774	$(8,896)	$106,465	$(116,210)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	40,739	35,474	45,535	118,659	97,497
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	1,072
Non-GAAP operating income	$96,145	$75,248	$36,639	$225,124	$71,232

GAAP operating margin	24.0%	20.7%	(7.9)%	18.3%	(45.5)%
Stock-based compensation expense upon IPO (1)	—	—	—	—	34.8
Stock-based compensation expense	17.7	18.5	40.3	20.4	38.2
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	0.4
Non-GAAP operating margin	41.7%	39.2%	32.4%	38.7%	27.9%

GAAP net income (loss)	$91,114	$51,219	$(7,593)	$174,152	$(108,134)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	40,739	35,474	45,535	118,659	97,497
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	1,072
Income tax effect (4)	(43,627)	(8,670)	2,340	(66,935)	(2,471)
Non-GAAP net income	$88,226	$78,023	$40,282	$225,876	$76,837

Net income (loss) per share attributable to common stockholders:
GAAP - basic	$0.54	$0.31	$(0.05)	$1.05	$(0.89)
GAAP - diluted	$0.50	$0.29	$(0.05)	$0.97	$(0.89)
Non-GAAP pro forma -diluted	$0.49	$0.44	$0.23	$1.26	$0.46

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
GAAP - basic	167,436	165,428	156,831	165,365	121,649
GAAP - diluted	180,631	178,100	156,831	178,961	121,649
Non-GAAP pro forma - diluted (5)	180,631	178,100	173,832	178,961	165,463

____________________
(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Total may not sum due to rounding
(3) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(4) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. We no longer maintain valuation allowance for non-GAAP purposes due to our profitability on a non-GAAP basis. For the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, the non-GAAP tax expense rate was approximately 18%, 9%, and 15%, respectively. For the nine months ended September 30, 2025 and 2024, the non-GAAP tax expense rate was approximately 12% and 19%, respectively.
(5) We present the non-GAAP pro-forma weighted average shares to provide meaningful supplemental information of comparable shares for each period presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Shares used to compute GAAP net income (loss) per share attributable to common stockholders - diluted	180,631	178,100	156,831	178,961	121,649
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	—	—	25,809
Effect of dilutive equivalent shares	—	—	17,001	—	18,005
Shares used to compute non-GAAP pro forma net income per share - diluted	180,631	178,100	173,832	178,961	165,463

ASTERA LABS, INC.,
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK (Unaudited)
(In millions, except percentages and per share amounts)

	Outlook for Three Months Ending December 31, 2025
	Low	High
GAAP gross margin	75%	75%
Stock-based compensation expense	—	—
Non-GAAP gross margin	75%	75%

GAAP operating expense	$129	$134
Stock-based compensation expense	44	44
Non-GAAP operating expense	$85	$90

GAAP tax rate	45%	45%
Income tax effect	(30)	(30)
Non-GAAP tax rate	15%	15%

GAAP EPS - diluted	$0.20	$0.20
Stock-based compensation expense and income tax effect	0.31	0.31
Non-GAAP EPS - diluted	$0.51	$0.51

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Cost of revenue	$379	$353	$102	$694	$714
Research and development	21,711	17,852	14,641	58,749	57,619
Sales and marketing	9,361	9,194	16,200	30,874	81,216
General and administrative	9,288	8,075	14,592	28,342	46,821
Total stock-based compensation expense (1)	$40,739	$35,474	$45,535	$118,659	$186,370
____________________
(1) Stock-based compensation expense recognized during the nine months ended September 30, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.